CONSENT TO SUBLEASE

This Consent to Sublease (“Consent”) is dated for reference purposes the 16th day of August 2021 and is entered into by and among ConnectPV, Inc. (“Tenant”), NeoVolta Inc. (“Subtenant”) and The Realty Associates Fund XI Portfolio, L.P. (“Landlord”), with reference to the following recitals:

RECITALS

A. Landlord and Tenant are the parties to that certain lease (the “Master Lease”) respecting certain premises commonly known as Suite(s) A & B (“Premises”) and located at 13651 Danielson Street. Poway, California (the “Building”).

B. Tenant and Subtenant wish to enter into a sublease (the “Sublease”) respecting the portion of the Premises described in the Sublease (the “Sublease Premises”).

C. The Master Lease provides that Tenant may not enter into any sublease without Landlord’s prior written approval, and Landlord is willing to approve the Sublease on the following terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sublease. Tenant and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto as Exhibit A and incorporated herein by this reference, and Tenant and Subtenant agree that the Sublease shall not be modified without Landlord’s prior written consent.

2. Landlord and Tenant Liability. Neither the Master Lease, the Sublease nor this Consent shall be deemed to grant Subtenant any rights whatsoever against Landlord. Landlord is not a party to the Sublease and shall have no liability to Tenant, Subtenant or any broker based on or arising out of the Sublease. Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises shall be solely against Tenant. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any way. This consent shall not be deemed Landlord’s consent to any further subleases.

3. Attornment.

(a) In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at Landlord’s option, Subtenant agrees to attorn to Landlord and to recognize Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Master Lease. Subtenant agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Subtenant might have against Tenant, (iii) be bound by any rent or additional rent which Subtenant might have paid in advance to Tenant, (iv) be bound to honor any rights of Subtenant in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord, (v) be obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublease Premises which Tenant agreed would be transferred to Subtenant or which Tenant agreed could be used by the Subtenant during the term of the Sublease or (vi) be liable for the payment of any improvement allowance or to otherwise modify the Sublease Premises. Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant. Landlord shall have the right, in Landlord’s sole discretion, to elect not to have Subtenant attorn to Landlord and, in this event, the Sublease shall be deemed terminated on the date of Master Lease Termination and, Landlord shall have no obligation to permit Subtenant to continue to occupy the Premises.

(b) “Master Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, be cancelled, be foreclosed against, or otherwise come to an end, including but not limited to (i) a default by Tenant under the Master Lease of any of the terms or provisions thereof; (ii) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (iii) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise.

(c) In the event of attornment hereunder, Landlord’s liability shall be limited to matters arising during Landlord’s ownership of the Building, and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Consent or the Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Subtenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Subtenant for any default by landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof). Under no circumstances shall any present or future employee, officer, agent, partner or member of Landlord have any personal liability for the performance of Landlord’s obligations under this Consent.

4. Payment of Rent by Subtenant. In addition to Landlord’s rights under Section 3 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice, Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Subtenant’s attornment pursuant to Section 3(a) hereof.

5. Subtenant Acknowledgement. Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of this Consent and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Subtenant, whether or not Landlord proceeds against Tenant. Subtenant hereby assumes and agrees to perform for Landlord’s benefit all of the indemnity and insurance obligations of the Tenant under the Master Lease with respect to the Sublease Premises, provided that the foregoing shall not be construed as relieving or releasing Tenant from any such obligations. Prior to entering the Sublease Premises, Subtenant shall deliver to Landlord certificates of insurance and an endorsement adding Landlord as an additional insured all as more particularly required by the insurance provisions of the Master Lease. Subtenant shall not further sublease the Sublease Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublease Premises or the Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

6. Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Tenant under the Master Lease. Tenant hereby authorizes Subtenant, as agent for Tenant, to obtain services and materials for or related to the Sublease Premises, and Tenant agrees to pay for such services and materials as additional rent under the Master Lease upon written demand from Landlord. However, as a convenience to Tenant, Landlord shall have the right, but not the obligation, to bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Tenant from its primary obligation to pay for such services and materials.

7. Notices. Landlord may deliver notices to Subtenant at the Sublease Premises in the same manner as Landlord is entitled to deliver notices to Tenant pursuant to the Master Lease. If Tenant is subleasing the entire Premises or otherwise vacating the Premises, Tenant’s new address for notices to Tenant under the Master Lease shall be as follows: __________________________; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Tenant at the address(es) provided in, and in accordance with the terms of, the Master Lease.

8. Reimbursement of Costs. As a condition to the effectiveness of Landlord’s consent to the Sublease, Tenant agrees to pay Landlord concurrently with Tenant’s delivery of an executed counterpart hereof, (i) $500.00 to compensate Landlord for its internal administrative costs in processing this Consent; plus (ii) Landlord’s reasonable attorneys’ fees incurred in connection with this Consent; both of which shall be additional rent. Landlord’s acceptance of such fee shall impose no duty on Landlord to approve the Sublease. Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.

9. Generally. This Consent shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. This Consent may be amended only in writing, signed by all parties hereto. Each signatory of this Consent represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney’s fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered. If the Master Lease is guaranteed by any person or entity, Landlord’s consent is conditioned upon the execution of this Consent where provided below by the guarantor.

10. Execution. This Consent and any documents or addenda attached hereto (collectively, the “Documents”) may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which together shall have the same force and effect as if the parties had executed a single copy of the Document. Landlord shall have the right, in Landlord’s sole discretion, to insert the name of the person executing a Document on behalf of Landlord in Landlord’s signature block using an electronic signature (an “Electronic Signature”), and in this event the Document delivered to Tenant and/or Subtenant will not include an original ink signature and Landlord shall have no obligation to provide a copy of such Document to Tenant and/or Subtenant with Landlord’s original ink signature. A Document delivered to Tenant and/or Subtenant by Landlord with an Electronic Signature shall be binding on Landlord as if the Document had been originally executed by Landlord with an ink signature. Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant and Subtenant shall not have the right to insert the name of the person executing the Document on behalf of Tenant or Subtenant using an Electronic Signature and all Documents shall be originally executed by Tenant and Subtenant using an ink signature. A Document executed by Landlord, Tenant and/or Subtenant and delivered to the other party(ies) in PDF, facsimile or similar electronic format (collectively, “Electronic Format”) shall be binding on the party delivering the executed Document with the same force and effect as the delivery of a printed copy of the Document with an original ink signature. At any time upon Landlord’s written request, Tenant and Subtenant shall provide Landlord with a printed copy of the Document with an original ink signature. This Section describes the only ways in which Documents may be executed and delivered by the parties. An email from Landlord, its agents, brokers, attorneys, employees or other representatives shall never constitute Landlord’s Electronic Signature or be otherwise binding on Landlord. Subject to the limitations set forth above, the parties agree that a Document executed using an Electronic Signature and/or delivered in Electronic Format may be introduced into evidence in a proceeding arising out of or related to the Document as if it was a printed copy of the Document executed by the parties with original ink signatures. Landlord shall have no obligation to retain copies of Documents with original ink signatures, and Landlord shall have the right, in its sole discretion, to elect to discard originals and to retain only copies of Documents in Electronic Format.

11. [ADDRESS PROFIT SHARING, IF APPLICABLE]

12. [ADDRESS Tis AND RESTORATION, IF APPLICABLE]

IN WITNESS WHEREOF, the following parties have executed this Consent as of the date first above written.

LANDLORD:

The Realty Associates Fund XI Portfolio, L.P.,

a Delaware limited partnership

By: The Realty Associates Fund XI, L.P.,

a Delaware limited partnership, general partner

By: Realty Associates Fund XI, LLC,

a Delaware limited liability company, general partner

By: /s/ James Harper

Name: James Harper

Title: Vice President

TENANT:

ConnectPV, Inc.

By: /s/ John Hass

Name: John Hass

Its: CEO

SUBTENANT:

Neovolta Inc.

By: /s/ Brent Willson

Name: Brent Willson

Its: CEO

[ADD THE FOLLOWING IF THE LEASE IS GUARANTEED]

AGREEMENT OF GUARANTOR

In the event Landlord elects to have Subtenant attorn to Landlord as provided in Section 3(a), Guarantor hereby acknowledges and agrees that the Guaranty shall remain in full force and effect. Upon such an attornment, and without further action by Guarantor, the Guaranty shall automatically be deemed modified to provide that the Guarantor is guarantying to Landlord the performance by Subtenant of all of Subtenant’s obligations under the Sublease arising prior to and after such an attornment, and references in the Guaranty to Sublessor shall mean Landlord. Guarantor acknowledges that Landlord would not have consented to the Sublease unless Guarantor had agreed to the foregoing modification of the Guaranty in the event of an attornment.

_________________________

By:_________________________________

____________________________________

(print name)

Its:__________________________________

(print title)

Exhibit A

(Copy of Sublease)

AIRCRE

         CONTRACTS

SUBLEASE FOR MULTIPLE TENANTS

To be used if there will be one or more sublessees sharing the space with each other and/or the lessee, whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building.

If the entire space (Premises) will be subleased by a single sublessee, whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building, use the Sublease for a Single Sublessee.

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Sublease (“Sublease”), dated for reference purposes only January 8, 2021, is made by and between ConnectPV, Inc. (“Sublessor”) and NeoVolta Inc. (“Sublessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), commonly known as (street address, unit/suite, city, state) 13651 Danielson Street, Suites A & B, Poway, CA 92064 (“Premises”). The Premises are located in the County of San Diego and consist of approximately 7,706 square feet. In addition to Sublessee’s rights to use and occupy the Premises as hereinafter specified, Sublessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”

1.2(b) Parking: pro-rata share of unreserved and zero (0) reserved vehicle parking spaces.

1.3 Term: ____ years and 12 months commencing January 1, 2021 (“Commencement Date”) and ending December 31, 2021 (“Expiration Date”). The lease shall renew for 12 month Renewal Terms, upon mutual agreement of the Parties within thirty (30) days of the Expiration of a Term or Renewal Term, per the Base Rent Schedule in Paragraph 14.

1.4 Early Possession: If the Premises are available Sublessee may have non-exclusive possession of the Premises commencing (“Early Possession Date”).

1.5 Base Rent: $8,000 per month (“Base Rent”), payable on the 1st day of each month commencing January 1, 2021.

☒ lf this box is checked, there are provisions in this Sublease for the Base Rent to be adjusted.

1.6 Sublessee’s Share of Operating Expenses: 1/2 of the estimated NNN expenses charged by the Landlord percent (____%) (“Sublessee’s Share”). In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $8,000 for the period January 1, 2021 - January 31, 2021

(b) Security Deposit: $0 (“Security Deposit”).

(c) Other: $2,350 for January 1 - January 31, 2021 (estimated NNN’s)

(d) Total Due Upon Execution of this Lease: $10,350.

1.8 Agreed Use: The Premises shall be used and occupied only for _______ and for no other purposes.

1.10 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by _________ (“Guarantor”).

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

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☒ an Addendum consisting of Paragraphs 14 through 16;

☐ a plot plan depicting the Premises and/or Project;

☐ a current set of the Rules and Regulations;

☐ a Work Letter;

☐ a copy of the Master Lease and any and all amendments to such lease (collectively the “Master Lease”);

☐ other (specify): ____________

2. Premises.

2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used In the marketing of the Premises for purposes of comparison, the Base Rent stated herein Is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“ Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, If any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be as follows: (I) 6 months as to the HVAC systems, and (II) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense.

2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or Installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.

2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee’s decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (I) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (II) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor’s expense ☒ Sublessee’s expense.

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2.6 Vehicle Parking. Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pickup trucks, herein called “Permitted Size Vehicles.” Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.

(a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by - Sublessor for such activities.

(b) Sublessee shall not service or store any vehicles in the Common Areas.

(c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.7 Common Areas-Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, Including parking areas, loading and unloading areas, trash areas, roofs, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas-Sublessee’s Rights. Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.9 Common Areas-Rules and Regulations. Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the·grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas-Changes. Sublessor shall have the right, in Sublessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

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(c) To add additional buildings and improvements to the Common Areas;

(d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Possession.

3.1 Early Possession. Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

3.3 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, If Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. Rent and Other Charges.

4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 Common Area Operating Expenses. Sublessee shall pay to Sublessor during the term hereof, in addition to the Base Rent, Sublessee’s Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Sublease, as those costs incurred by Sublessor relating to the operation of the Project, which are included in the following list:

(i) Costs related to the operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

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(iii) The cost of trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv) Reserves set aside for maintenance and repair of Common Areas.

(v) Real Property Taxes.

(vi) insurance premiums.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.

(c) Sublessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Sublessor’s estimate of the Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Sublessor shall deliver to Sublessee a reasonably detailed statement showing Sublessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee’s payments under this Paragraph 4.2(c) during the preceding year exceed Sublessee’s Share as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee’s Share of Common Area Operating Expenses next becoming due. If Sublessee’s payments under this Paragraph 4.2(c) during the preceding year were less than Sublessee’s Share as indicated on such statement, Sublessee shall pay to Sublessor the amount of the deficiency within 10 days after delivery by Sublessor to Sublessee of the statement.

4.3 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Sublessor’s sole judgment, Sublessor determines that Sublessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increase Sublessee’s Base Rent by an amount equal to such Increased costs.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

6. Master Lease.

6.1 Sublessor is the lessee of the Premises by virtue of the “Master Lease”, wherein The Realty Associates Fund XI Portfolio, L.P., a Delaware limited partnership is the lessor, hereinafter the “ Master Lessor”.

6.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

6.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.

6.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: ______.

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6.5 The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

6.6 Sublessee shall hold Sublessor free and harmless from all liability, Judgments, costs, damages, claims or demands, including reasonable attorney’s fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

6.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, Judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

6.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

7. Assignment of Sublease and Default.

7.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

7.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

7.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

7.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

8. Consent of Master Lessor.

8.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof; Master Lessor signs this Sublease thereby giving its consent to this Subletting.

8.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

8.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

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(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

8.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

8.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

8.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default if Sublessee does so within the same number of days set forth in the notice of default given to Sublessor. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

9. Additional Brokers Commissions.

9.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or, any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph is limited to a transaction in which Sublessor Is acting as a Sublessor, lessor or seller.

9.2 If a separate brokerage fee agreement is attached then Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule attached to such brokerage fee agreement.

9.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

9.4 Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneficiary of this paragraph 9.

10. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker, agent or finder (other than the Brokers and Agents, if any) in connection with this Sublease, and that no one other than said named Brokers and Agents is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless

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from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

11. Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded In tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) In any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker. Signatures to this Sublease accomplished by means of electronic signature or similar technology shall be legal and binding.

13. Accessibility; Americans with Disabilities Act.

(a) The Premises:

☐ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction·related accessibility standards under state law. Although state law does not require a CASp Inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards. In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b) Since compliance with the Americans with Disabilities Act (ADA) or other state and local accessibility statutes are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not

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the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF TH IS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed At:	CPV	Executed At:	CPV
On:	5/28/21	On:	5/28/21

By Sublessor:	ConnectPV, Inc.	By Sublessee:	NeoVolta, Inc.

By:	/s/ John Hass	By:	/s/ Brent S. Willson
Name Printed:	John Hass	Name Printed:	Brent S. Willson
Title:	CEO	Title:	CEO
Phone:	###	Phone:	###
Fax:	-	Fax:
Email:	###	Email:	###

By:	By:
Name Printed:	Name Printed:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:
Address:	Address:
Federal ID No.	Federal ID No.

Consent to the above Sublease is hereby given

Executed At:	Executed At:
Executed On:	Executed On:

By Master Lessor:

The Realty Associates Fund XI Portfolio, L.P.,

a Delaware limited partnership

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By:	By:
Name Printed:	Name Printed:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:

By:
Name Printed:
Title:
Phone:
Fax:
Email:
Address:
Federal ID No.

AIR CRE * https://www.alrcre.com *213.687.8777·contracts@alrcre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

14. Base Rent Schedule:

1/1/21-12/31/21: $8,000.00

1/1/22 -12/31/22: $8,100.00

1/1/23 -12/31/23: $8,400.00

1/1/24 -12/31/24: $8,700.00

1/1/25 -2/28/25: $8,700.00

15. Rental Abatement. Lessee shall receive two (2) months of Base Rent abatement during months two (2) and three (3) of the Sublease Term.

16. Forklift. Sublessor agrees to afford Sublessee with reasonable access to its on-site fork lift and other loading and unloading equipment (“Sublessor Equipment”). Sublessee agrees to release and discharge Sublessor and its officers, employees, affiliates, successors, partners and representatives from any and all claims, liabilities, damages or disputes of any nature and kind arising out of Sublessee’s use of any Sublessor Equipment

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